
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheets and the Consolidated Statements of Earnings at the date and for the period indicated and is qualified in its entirety by reference to such financial statements. All amounts shown are in thousands of dollars, except per share data. Financial information for the periods presented has been restated to conform to the requirements of Statement of Financial Accounting
Standards No. 128, "Earnings Per Share." In addition, as a result of the sale of the company's compression division on February 20, 1998, the financial information for all periods presented has been reclassified to report separately financial position and results of operations from continuing operations and the discontinued compression operations.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1
<CURRENCY> USD

<PERIOD-TYPE>                   3-MOS                   6-MOS                   9-MOS
<FISCAL-YEAR-END>                          MAR-31-1997             MAR-31-1997             MAR-31-1997
<PERIOD-START>                             APR-01-1996             APR-01-1996             APR-01-1996
<PERIOD-END>                               JUN-30-1996             SEP-30-1996             DEC-31-1996
<EXCHANGE-RATE>                                   1.00                    1.00                    1.00
<CASH>                                          34,326                  28,561                  12,207
<SECURITIES>                                         0                   6,188                  41,687
<RECEIVABLES>                                  162,231                 166,206                 178,267
<ALLOWANCES>                                     7,787                   7,663                   7,483
<INVENTORY>                                     24,553                  24,749                  27,303
<CURRENT-ASSETS>                               216,932                 221,267                 255,180
<PP&E>                                       1,289,004               1,296,931               1,295,029
<DEPRECIATION>                                 808,222                 815,206                 823,665
<TOTAL-ASSETS>                               1,028,293               1,032,987               1,054,468
<CURRENT-LIABILITIES>                          117,620                  91,300                  96,470
<BONDS>                                              0                       0                       0
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                         6,200                   6,202                   6,140
<OTHER-SE>                                     751,347                 775,432                 780,725
<TOTAL-LIABILITY-AND-EQUITY>                 1,028,293               1,032,987               1,054,468
<SALES>                                        146,639                 314,330                 498,463
<TOTAL-REVENUES>                               146,639                 314,330                 498,463
<CGS>                                          116,683                 240,657                 366,542
<TOTAL-COSTS>                                  116,683                 240,657                 366,542
<OTHER-EXPENSES>                                     0                       0                       0
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                                 409                     526                     648
<INCOME-PRETAX>                                 32,303                  77,990                 139,332
<INCOME-TAX>                                    10,139                  24,587                  44,797
<INCOME-CONTINUING>                             22,164                  53,403                  94,535
<DISCONTINUED>                                   2,206                   3,919                   5,957
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    24,370                  57,322                 100,492
<EPS-PRIMARY>                                      .39                     .92                    1.62
<EPS-DILUTED>                                      .39                     .92                    1.61

